Exhibit 99.2

           Pediatrix Announces $100 Million Share Repurchase Program

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Dec. 19, 2007--The Board of Directors of Pediatrix Medical Group, Inc. (NYSE:PDX) has authorized the Company to acquire up to $100 million of its common stock through open market purchases.

     The share repurchase program is effective immediately and permits the Company to make open market purchases from time-to-time based on price, general market and economic conditions as well as trading restrictions.

     Pediatrix's Board decided to authorize the share repurchase program based on available cash balances, as well as the expected net proceeds from the sale of its newborn metabolic screening laboratory. In a separate press release issued earlier today, Pediatrix announced that it has entered into a definitive agreement to sell its newborn metabolic screening laboratory to PerkinElmer, Inc.

     "We have sufficient financial resources to execute our growth strategy, which includes attracting physicians to our national group practice by acquiring their practices on favorable terms, and simultaneously move forward with this share repurchase program," said Roger J. Medel, M.D., Chief Executive Officer of Pediatrix.

     About Pediatrix

     Pediatrix Medical Group, Inc. is the nation's leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services and recently expanded to include anesthesiology services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 1,000 physicians in 32 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.

     Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors". Additional factors include, but are not limited to: the possible discovery of additional facts beyond those reviewed by the Audit Committee; litigation related to the matters investigated by the Pediatrix's Audit Committee or the restatements to Pediatrix's financial statements and other historical disclosures; and any regulatory actions of the SEC or the U.S. Attorney related to such matters.


     CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
              Bob Kneeley, Director, Investor Relations
              954-384-0175, x-5300
              bob_kneeley@pediatrix.com